                                             [KEY LOGO APPEARS HERE]
NEWS
                                             KEYCORP
                                             127 Public Square
                                             Cleveland, Ohio, 44114-1306


Media Contacts:                   Analyst Contacts:
  John Fuller   (216) 689-8140      Lee Irving      (216) 689-3564
  Bill Murschel (216) 689-0457      Laurie Counsel  (216) 689-4911

Web Site: http://www.keybank.com

FOR IMMEDIATE RELEASE

         KEYCORP REPORTS RECORD FIRST QUARTER NET INCOME,
                      EARNINGS PER SHARE

*     First quarter EPS of $0.96 sets new all-time high

* Rapid progress made on expense control initiatives; efficiency ratio shows significant improvement

*     5 million common shares repurchased during the quarter

*     Targeted loans show strong growth, up 12% from the prior quarter



     CLEVELAND, April 17, 1997 -- KeyCorp (NYSE: KEY) today reported record first quarter earnings of $212 million, up from $208 million in the first quarter of 1996. Earnings per common share were $0.96, which is 9 percent above the $0.88 reported for the year-ago quarter. Return on average common equity was 18.1 percent and return on average total assets was 1.30 percent for the first quarter of 1997, both improved from 16.4 percent and 1.28 percent, respectively, for the same period last year.

     "First quarter results demonstrate the tangible progress made in areas of strategic focus," said Robert W. Gillespie, KeyCorp chairman, president and chief executive officer. "We are particularly pleased with the rapid progress that has been made in our restructuring efforts and in implementing expense control initiatives. Our first quarter divestiture and acquisition announcements have set the stage to redeploy our capital from low growth businesses to those with higher earnings potential and, due to our strong internal capital generation, we were able to aggressively continue our significant share repurchase program."

                               --more--

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KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
PAGE 2

     Key announced a major restructuring effort last November, centered around the formation of a single nationwide community bank by mid-1997. Included in that announcement were efforts to merge approximately 140 KeyCenters, or branch offices, into other KeyCenters; to streamline operations and reduce the workforce by approximately 10 percent, or 2,700 employees; and to divest another approximately 140 KeyCenters, which are located in primarily rural markets and are not critical to Key's strategy.

     Gillespie continued, "We've streamlined operations and have already reduced the workforce by nearly half of the 10 percent projected at the announcement date. In addition, we've consolidated over 100 of the 140 KeyCenters to be merged.
Contracts are also in place for the sale of more than half of the 140 branch offices announced in November as targeted for sale. We intend to redeploy the proceeds from these sales to high growth businesses, and in that vein were pleased to announce last week the acquisition of Leasetec, a billion dollar leasing company. The transaction is expected to close in the third quarter of 1997.
With historically high growth rates and returns on equity of 20 percent or more, this line of business is very attractive. This is the kind of strategic transformation our shareholders can expect us to energetically pursue."

     Commenting on financial performance, K. Brent Somers, KeyCorp senior executive vice president and chief financial officer, said, "The earnings performance in the 1997 first quarter reflected the increasing benefits of aggressive expense control and capital management initiatives. We're particularly pleased to report early progress on our year-long effort to reduce our efficiency ratio to 55 percent. Excluding the $100 million restructuring charge recorded last December and capital securities (tax-advantaged preferred securities) distributions recorded in both the current quarter ($10 million) and prior quarter ($3 million), noninterest expense for the first quarter of 1997 was $565 million, down $32 million, or 5 percent, from $597 million in the fourth quarter of 1996, and was below the first quarter 1996 level. Our efficiency ratio improved to just under 59 percent; dramatic improvement from the nearly 61 percent reported just one quarter ago."

     Somers added, "Key's share repurchase program also continued with 5 million KeyCorp common shares repurchased during the first quarter. This brings the total number of shares repurchased under the 1997 program to 8 million of the 12 million shares authorized by our Board."

                             --more--

KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
PAGE 3
     Net interest income for the first quarter of 1997 totaled $689 million, up slightly from the 1996 fourth quarter as a 5 basis point reduction in the net interest margin was more than offset by a $1.2 billion, or annualized 8 percent, increase in average earning assets (primarily loans). Excluding the impact of sales and securitizations, average targeted loans, which exclude single family mortgages, rose $1.2 billion during the first quarter, resulting in an annualized targeted loan growth rate of 12 percent. Relative to the first quarter of 1996, net interest income rose $20 million, or 3 percent, due to a rise of 5 basis points in the net interest margin to 4.75 percent, and a modest 1 percent improvement in average earning assets. Excluding the impact of sales and securitizations, average targeted loans increased $4.3 billion, or 11 percent, from the first quarter of last year.

     Noninterest income for the 1997 first quarter totaled $259 million, up $10 million, or 4 percent, from the year-ago quarter. This improvement reflected growth in insurance and brokerage income (up 17 percent), credit card fees (up 15 percent), trust and asset management income (up 10 percent) and other income (up 16 percent). Contributing to the growth in the "other" category were increases in income from corporate owned life insurance and dealer trading activities. The above increases were partially offset by a $12 million decrease in loan securitization income, due in part to the impact of a new accounting standard which took effect on January 1, 1997. Compared with the fourth quarter, traditionally KeyCorp's peak quarter for loan securitization income, noninterest income decreased $26 million, or 9 percent, reflecting not only lower income from loan securitizations, but also seasonal fluctuations in trust and asset management income and credit card fees.

     Noninterest expense for the 1997 first quarter totaled $575 million, up less than 1 percent from $570 million recorded a year ago. After excluding the $100 million restructuring charge from the fourth quarter, noninterest expense declined by $25 million in the first quarter of 1997. Decreases in personnel expense and professional fees led the decline.

    Asset quality trends in the 1997 first quarter continued to approach more normalized levels. Nonperforming assets increased to $425 million, or 0.85 percent of loans plus other real estate owned and other nonperforming assets at March 31, 1997, from $400 million, or 0.81 percent, at year end 1996. This increase was geographically broad based and spread across a number of commercial and consumer loan product types. Net loan charge-offs totaled $67 million, or 0.55 percent of average loans, up from $57 million, or
0.46 percent, for the prior quarter, with the increases occurring primarily in the credit card and indirect auto portfolios. The provision for loan losses for the 1997 first quarter was increased to $67 million from $57 million in the previous quarter to maintain the provision at a level at least equal to net charge-offs. At March 31, 1997, the allowance for loan losses as a percentage of period-end loans was 1.75 percent, with the nonperforming loan coverage ratio at 235 percent.

                               # # #

KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
Page 4
                             Financial Highlights
             (dollars in millions, except per share amounts)

                                              Three months ended
                                   ---------------------------------------
                                    3-31-97       12-31-96        3-31-96
                                   ---------     ----------      ---------
Summary of operations
   Net interest income (TE)            $700           $695           $682
   Provision for loan losses             67             57             44
   Noninterest income                   259            285            249
   Noninterest expense                  575            700            570
   Net income                           212            151            208

Per Common Share
   Net income                        $  .96         $  .67         $  .88
   Cash dividends                       .42            .38            .38
   Book value at period end           21.29          21.84          21.43
   Market price at period end         48.75          50.50          38.63

At period end
   Full-time equivalent employees    26,603         27,689         28,902
   Full-service banking offices       1,161          1,205          1,270

Performance ratios
   Return on average total assets      1.30  %         .92  %        1.28  %
   Return on average common equity    18.07          12.53          16.42
   Return on average total equity     18.07          12.53          16.22
   Efficiency (1)                     58.92          60.92          61.22
   Overhead (2)                       43.71          44.89          47.07
   Net interest margin (TE)            4.75           4.80           4.70

Capital ratios at period end
   Equity to assets (3)                6.88  %        7.22  %        7.88  %
   Tangible equity to tangible
      assets (3)                       5.58           5.88           6.38
   Tier 1 risk-adjusted capital (4)    7.70           7.98           7.71
   Total risk-adjusted capital (4)    12.66          13.01          11.45
   Leverage (4)                        6.69           6.93           6.43


(1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3) Including capital securities, these ratios at 3-31-97 are 7.62% and 6.32%, respectively, and at 12-31-96 are 7.96% and 6.63 %, respectively.

(4)  3-31-97 ratio is estimated.

TE = Taxable Equivalent


KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
Page 5
                                   Financial Highlights
                      (dollars in millions, except per share amounts)

                                              Three months ended
                                      ----------------------------------
                                       3-31-97     12-31-96     3-31-96
                                      ---------   ----------   ---------
Asset quality
   Net loan charge-offs                   $ 67         $ 57        $ 43
   Net loan charge-offs to average loans   .55 %        .46 %       .36 %
   Allowance for loan losses              $870         $870        $875
   Allowance for loan losses to
      period end loans                    1.75 %       1.77 %      1.81 %
   Allowance for loan losses to
      nonperforming loans               234.50       249.28      256.60
   Nonperforming loans at period end      $371         $349        $341
   Nonperforming assets at period end      425          400         389
   Nonperforming loans to period end loans .75 %        .71 %       .71 %
   Nonperforming assets to period end
      loans plus OREO and other
      nonperforming assets                 .85          .81         .81


KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
Page 6
                              Consolidated Balance Sheets
                                 (dollars in millions)

                                      3-31-97      12-31-96      3-31-96
Assets                               ---------    ----------    ---------
   Loans                              $49,724       $49,235      $48,273
   Investment securities                1,628         1,601        1,679
   Securities available for sale        7,971         7,728        7,482
   Short-term investments                 502           696          507
                                     ---------    ----------    ---------
      Total earnings assets            59,825        59,260       57,941
   Allowance for loan losses             (870)         (870)        (875)
   Cash and due from banks              3,242         3,444        2,975
   Premises and equipment               1,057         1,084        1,032
   Goodwill                               811           824          881
   Other intangible assets                130           137          160
   Corporate owned life insurance       1,535         1,515        1,177
   Other assets                         2,163         2,227        1,761
                                     ---------    ----------    ---------
      Total assets                    $67,893       $67,621      $65,052
                                     =========    ==========    =========


Liabilities
   Deposits in domestic offices:
      Noninterest-bearing             $ 8,986       $ 9,524      $ 8,571
      Interest-bearing                 34,318        34,455       36,451
   Deposits in foreign offices-
      interest-bearing                    935         1,338          379
                                     ---------    ----------    ---------
      Total deposits                   44,239        45,317       45,401
   Federal funds purchased and
      securities sold under
      repurchase agreements             7,509         6,925        5,820
   Other short-term borrowings          4,261         3,969        2,952
   Other liabilities                    1,936         1,816        1,489
   Long-term debt                       4,774         4,213        4,266
                                     ---------    ----------    ---------
      Total liabilities                62,719        62,240       59,928

Capital securities of subsidiary trusts   500           500           --

Shareholders' equity
   Preferred stock                         --            --          160
   Common equity                        4,674         4,881        4,964
                                     ---------    ----------    ---------
      Total shareholders' equity        4,674         4,881        5,124


      Total liabilities, capital securities
        of subsidiary trusts and
        shareholders' equity          $67,893       $67,621      $65,052
                                     =========    ==========    =========

Common Shares outstanding (000)       219,582       223,454      231,670


KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
Page 7

                               Consolidated Statements of Income
                        (dollars in millions, except per share amounts)

                                                Three months ended
                                        ----------------------------------
                                         3-31-97     12-31-96     3-31-96
                                        ---------   ----------   ---------
Interest income                           $1,255       $1,243      $1,236

Interest expense                             566          560         567
                                        ---------   ----------   ---------
Net interest income                          689          683         669
Provision for loan losses                     67           57          44
                                        ---------   ----------   ---------
                                             622          626         625

Noninterest income
   Service charges on deposit accounts        71           75          72
   Trust and asset management income          64           67          58
   Loan securitization income                  1           17          13
   Credit card fees                           23           25          20
   Insurance and brokerage income             21           18          18
   Other income                               79           83          68
                                        ---------   ----------   ---------
      Total noninterest income               259          285         249

Noninterest expense
   Personnel                                 290          301         291
   Net occupancy                              56           56          54
   Equipment                                  43           42          38
   Amortization of intangibles                21           23          22
   Professional fees                          11           23          16
   Marketing                                  21           20          21
   Restructuring charge                       --          100          --
   Other expense                             133          135         128
                                        ---------   ----------   ---------
      Total noninterest expense              575          700         570
                                        ---------   ----------   ---------

Income before income taxes                   306          211         304
   Income taxes                               94           60          96
                                        ---------   ----------   ---------
Net income                                 $ 212        $ 151       $ 208
                                        =========   ==========   =========

Net income applicable to Common Shares      $212         $151        $204
Net income per Common Share                  .96          .67         .88

Wtd. avg. Common Shares outstanding (000)221,670      225,562     233,100
Taxable-equivalent adjustment                $11          $12         $13


KEYCORP REPORTS FIRST QUARTER 1997 EARNINGS
APRIL 17, 1997
Page 8
                   Consolidated Quarterly Average Balance Sheets
                                  (in millions)

                                                 Three months ended
                                        ----------------------------------
                                         3-31-97     12-31-96     3-31-96
                                        ---------   ----------   ---------
Assets
   Loans                                 $49,215      $48,319     $48,152
   Investment securities                   1,617        1,615       1,685
   Securities available for sale           7,800        7,271       7,864
   Short-term investments                    411          678         507
                                        ---------   ----------   ---------
      Total earning assets                59,043       57,883      58,208
   Allowance for loan losses                (868)        (866)       (875)
   Cash and due from banks                 2,562        2,624       2,662
   Other assets                            5,617        5,422       5,116
                                        ---------   ----------   ---------
      Total assets                        66,354       65,063      65,111
                                        =========   ==========   =========

Liabilities
   Deposits in domestic offices:
      Noninterest-bearing                $ 8,408      $ 8,615     $ 8,208
      Interest-bearing                    34,245       34,736      36,603
   Deposits in foreign offices-
      interest-bearing                     1,150          793         848
                                        ---------   ----------   ---------
      Total deposits                      43,803       44,144      45,659
   Federal funds purchased and securities
     sold under repurchase agreements      7,028        6,087       5,691
   Other short-term borrowings             3,912        3,568       2,950
   Other liabilities                       1,867        1,793       1,551
   Long-term debt                          4,486        4,567       4,102
                                        ---------   ----------   ---------
      Total liabilities                   61,096       60,159      59,953

Capital securities of subsidiary trusts      500          111          --

Shareholders' equity
   Preferred stock                            --           --         160
   Common equity                           4,758        4,793       4,998
                                        ---------   ----------   ---------
      Total shareholders' equity           4,758        4,793       5,158
                                        ---------   ----------   ---------
      Total liabilities, capital securities
        of subsidiary trusts and
        shareholders' equity             $66,354      $65,063     $65,111
                                        =========   ==========   =========

